American International Holdings Corp Executes

Exclusive License Agreement to Establish

Novopelle Locations Worldwide

HOUSTON, TX , July 05, 2019 (GLOBE NEWSWIRE) — American International Holdings Corp. (OTC: AMIH, or the “Company”) is pleased to announce that it has entered into an exclusive, irrevocable license agreement (the “License Agreement”) with Novo MedSpa Addison Corp (“NMAC”) granting the Company with the exclusive rights (the “Exclusive License”) to the Novopelle intellectual property, including copyrights, trademarks, proprietary technology, and other assets necessary to establish, market and operate Novopelle branded Med Spa locations and to develop Novopelle branded products.

In addition, the Company has obtained the right of first refusal to purchase the four (4) Novopelle branded MedSpa locations that are currently owned and operated by NMAC and located throughout the State of Texas. Furthermore, the Company has obtained the rights to purchase the Novopelle brand and all related trademarks and intellectual properties from NMAC, in which the Company has three (3) years from the date of the License Agreement to execute.

“Novopelle is a very well-known, respected brand with a very strong and loyal customer base and we feel extremely fortunate to be able to enter into this arrangement to further develop the business model and expand the brand to additional locations and launch new products and services,” commented Esteban Alexander, the Company’s Chief Operating Officer. “We are very excited to enter into this agreement with American International Holdings Corp as we are very confident in their management team and excited to see the further growth of the Novopelle brand,” commented Luis Hernandez, CEO of NMAC and Founder to the Novopelle brand.

The Company currently owns and operates a Novopelle branded Med Spa in McKinney, TX and is actively pursuing the establishment of additional Novopelle locations pursuant to the License Agreement.

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In this release, we may rely on and refer to information regarding our industry and the market for our products in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Some data is also based on our good faith estimates.

SOURCE: American International Holdings Corp.